UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(D) Of
The Securities Exchange Act of 1934

DATE OF EARLIEST EVENT REPORTED: May 13, 2013
DATE OF REPORT: May 20, 2013

GENERATION ZERO GROUP, INC.
 (Exact Name of Registrant As Specified In Its Charter)

NEVADA	333-146405	20-5465816
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

13663 PROVIDENCE ROAD,
 SUITE #253
WEDDINGTON, NC  28104
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

20225 NE 34TH COURT,
 UNIT #413
AVENTURA, FL 33180
(ADDRESS OF FORMER PRINCIPAL EXECUTIVE OFFICES)

(470) 809-0707
(REGISTRANT'S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Effective May 13, 2013, Generation Zero Group, Inc.’s (the “Company’s”) then sole director, Matthew Krieg (who subsequently resigned as an officer and director of the Company as described in Item 5.02, below), exchanged 1,000 shares of the Company’s Series A Preferred Stock which he held for 3,000,000 shares of the Company’s restricted common stock in order to comply with the terms of the First Addendum to Forbearance Agreement entered into by the Company in March 2012.

On the same date, the Company’s sole director approved the issuance of (a) 1,000 shares of the Company’s Series A Preferred Stock to Cynthia S. White (who subsequently became our sole director and President as described in greater detail below under Item 5.02); and (b) 2,000,000 shares of our restricted common stock to Ms. White, each in consideration for Ms. White agreeing to serve as a director of and as President of the Company and in consideration for services rendered to the Company.

The Series A Preferred Stock have no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the one thousand (1,000) shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote (the “Super Majority Voting Rights”).

Finally, on May 13, 2013, Matthew Krieg as the Company’s sole director, approved the issuance of 2,000,000 shares of the Company’s restricted common stock to the estate of Ronald L. Attkisson in consideration for services previously rendered to the Company by Mr. Attkisson, who recently passed away.

On May 15, 2013, the Company’s sole director approved the issuance of (a) 2,000,000 shares of the Company’s restricted common stock to Christine B. Cheney, who became the Chief Financial Officer of the Company on May 13, 2013 (as described below under Item 5.02) in consideration for services previously rendered to the Company and in consideration for agreeing to be appointed as Chief Financial Officer of the Company; and (b) 1,300,000 shares of the Company’s restricted common stock to Brian Waldo, Ms. White’s husband’s son, who was appointed as the Company’s Chief Information Officer on May 15, 2013 (as described below under Item 5.02), in consideration for services rendered to the Company in connection with the development of the Company’s upgraded and redesigned website for Find.com.

The Company claims an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) for these issuances, because, among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or had access to information about the Company and their investment as would be provided in a Registration Statement under the Act, each investor took the respective security for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. None of these securities may be re-offered or resold absent either registration under the Act or the availability of an exemption from the registration requirement.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

As a result of the cancellation of the Series A Preferred Stock by Mr. Krieg and the issuance of the Series A Preferred Stock to Ms. White, which Series A Preferred Stock has Super Majority Voting Rights as described in greater detail above under Item 3.02, a change of control of the Company was deemed to have occurred.

Other than as described above, the Company is not aware of any further arrangements which may at a subsequent date result in a change of control of the Company.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective May 13, 2013, Matthew Krieg, as the sole director of the Company approved an increase in the number of members of the Company’s Board of Directors from one (1) to two (2) and appointed Cynthia S. White as a director of the Company to fill the vacancy created by such increase.  Both the increase in the number of directors and the appointment of the new director were undertaken by the sole director pursuant to the authority provided to the sole director by the Company’s Bylaws.

Immediately subsequent to the appointment described above, and simultaneously, (a) the Directors appointed Cynthia S. White as Chief Executive Officer and President of the Company and Christine B. Cheney as Chief Financial Officer, Treasurer and Secretary of the Company; and (b) Mr. Krieg resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and director to pursue other endeavors.

Mr. Krieg did not resign from the Company in connection with a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Company thanks Mr. Krieg for his services.

Effective on May 15, 2013, Brian Waldo (the son of Ms. White’s husband) was appointed as Chief Information Officer of the Company.

The biographical information of Ms. White, Ms. Cheney and Mr. Waldo are provided below:

Cynthia S. White, Age 66

Ms. White has more than twenty-five years of experience in the fields of financial and investment services with extensive experience in strategic planning, management and systems/operations engineering.  Since 2004, Ms. White has served as the President and Chief Operating Officer of Strategic Foundations, Inc., a management, consulting and restructuring service company which Ms. White owns .  Strategic Foundations has provided restructuring and compliance services to numerous companies over the past approximately 10 years.  Additionally since June 2010, Ms. White has served as a Director of URL Holdings, LLC, our wholly-owned subsidiary which owns the rights to the URL, Find.com.  From March 2010 until March 2012, Ms. White served as the Financial and Operations Manager of StillPoint Capital (and predecessor companies) which entity she was also a part owner until March 2012.  From 1999 to 2004, Ms. White served as the Managing Director of BISYS/Dover Holding’s, LLC, and managed operations to support securities environments for Broker Dealers including bank wholesale and retail subsidiaries, as well as Mutual Funds.   From 1993 to 1999, Ms. White served as the Director of Middle Office/Operations and the New Products Committee for Bank of America, where she built out an operations/systems environment with a staff of 350 to support middle office/back office processing of $60 billion per day in trade volume.  Prior to 1993, Ms. White held several positions with banking institutions and private companies in connection with the management and design of business and banking services and systems.

Ms. White received a Bachelor’s of Science degree in Applied Mathematics with a minor in Physics from North Carolina State University in 1969.  Ms. White also holds FINRA Series 7, 24, 27 and 79 licenses.

Christine B. Cheney, Age 60

Ms. Cheney has over twenty-five years of financial and management experience.  Since November 2008, Ms. Cheney has served as a principal and the Chief Financial Officer of Strategic Assessment Inc., a professional consulting firm providing due diligence, financial analysis and reporting, environmental life cycle assessments and management services, which she owns with her husband. Ms. Cheney’s company was engaged by Strategic Foundations, Inc. to perform professional services related to the restructuring of the Company.  From November 2005 to May 2013, Ms. Cheney served as the Chief Financial Officer of and as a Business Analyst with Phoenix Restructuring, Inc. (f/k/a Scientigo, Inc.).  From May 1981 to December 2011, Ms. Cheney founded Key Executive Financial Services, Inc. and served as an advisor and consultant, where she performed audit, accounting, tax preparation, and personal cash management services. From January 2002 to November 2005, Ms. Cheney served as Chief Financial Officer and Compliance Director of Alliance Credit Counseling, Inc. where she performed regulatory compliance, financial reporting, audits, tax, internal controls and human resources management services.  From 2000 to 2002, Ms. Cheney served as Chief Executive Officer and founder of ManageMyMoney.com, a start-up company focusing on secure online personal cash management solutions. From 1976 to 2002, Ms. Cheney held several Manager and auditor positions with various accounting and business companies including serving as an Internal Process Auditor with Arthur Anderson Consulting and serving as Corporate Accounting Manager with both Sybase, Inc. (a software development firm) and Asea Brown Boveri (an international engineering firm).

Ms. Cheney received her Bachelors of Science degree in Accounting from Brigham Young University in 1976. Ms. Cheney has also held Series 6 and 63 NASD licenses in the States of California and North Carolina and Life/Health Insurance licenses in the States of California and North Carolina.  Ms. Cheney was also previously licensed as a CPA in the State of California.

Brian Waldo, Age 39

Mr. Waldo served as Product Manager for the Americas and Head of Information Technology Systems for Newedge from February 2005 to February 2011, where he managed software products, infrastructure and operational support items.  From August 2001 to February 2005, Mr. Waldo served as a project Director with Executive Networks LLC, where he managed development and consulting.  From November 2000 to August 2001, Mr. Waldo served as Practice Manager with Navidec, Inc., a software company.  From January 1996 to November 2000, Mr. Waldo served as Project Manager, System Developer and QA Analyst with Banc of America Securities.  From April 1994 to January 1996, Mr. Waldo served as a consultant with The Dover Group.

Related Party Transactions With New Director and Officers

Phoenix Restructuring, Inc. and Strategic Foundations, Inc.

Ms. White is the owner, through Strategic Foundations, Inc. (as described below) of Phoenix Restructuring, Inc. (“Phoenix”), which serves as the collateral agent in connection with the Company’s outstanding promissory notes totaling an aggregate of $2,920,250 (including notes held by Ms. White and her husband as described below), which were issued in connection with the acquisition of Find.com in June 2010, the payment of which is secured by a security interest in substantially all of the Company’s assets (the “URL Holdings Notes”). The management team of Phoenix includes Ms. White as CEO/President and Ms. Cheney as CFO.

Phoenix became the Collateral Agent of record for the URL Holdings Notes, replacing Scientigo, Inc. when it merged into and out of existence with Phoenix on May 31, 2011.  The 14,000,000 shares of the Company’s restricted common stock received as consideration for the sale of the Find.com URL in June 2010, was part of the assets and debt absorbed by Phoenix at the time of the merger.  The shares of restricted common stock will be used by Phoenix to contractually settle any debt or claims pending, fund working capital requirements and to satisfy the declared dividend to the Incumaker, Inc. (the prior public holding company for Phoenix) shareholders of record as set forth in the holding company reorganization agreements, provided that no distribution is contemplated to occur until the fourth quarter of 2014.

Preferred Stock

As described in Item 3.02 and Item 5.01 above, Ms. White holds 1,000 shares of the Company’s Series A Preferred Stock, which provides Ms. White Super Majority Voting Rights and therefore Ms. White holds majority voting control over the Company.

Related Party Secured Notes and Company Securities

Ms. White, as a former member of URL Holdings, LLC (which we acquired in June 2010), holds a Secured Note in the principal amount of $98,771 issued in connection with the acquisition of URL Holdings, LLC, and her husband, as a former member of URL Holdings, LLC, holds a Secured Note in the principal amount of $57,472.  Additionally, both Ms. White and her husband hold various shares of common stock (and rights to receive shares of common stock which haven’t been issued to date) in connection with the Company’s acquisition of URL Holdings, LLC and various forbearances agreed to by the URL Holdings Note holders in connection with the Company’s default in the repayment of the notes.

Related Party Payments and Services

Strategic Foundations, Inc., which Ms. White owns and serves as President, was paid approximately $3,000 (through 2012) for escrow processing services for the Company and an additional $24,000 for various professional consulting services, including bringing the Company current in SEC filings and identifying options to define and initiate a business plan to monetize find.com.

Brian Waldo, the Company’s Chief Information Officer and Ms. White’s husband’s son, coordinated the development of the Company’s redesigned version 1 website for Find.com and was issued 1,300,000 shares of the Company’s restricted common stock on May 15, 2013 in compensation for such services.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
17.1	Resignation Letter of Matthew Krieg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATION ZERO GROUP, INC.

Date: May 20, 2013	By: /s/ Cynthia S. White
Cynthia S. White
Chief Executive Officer